Exhibit 10.9

AMENDMENT NO. 1 TO PROMISSORY NOTE DATED JULY 28, 2025

THIS AMENDMENT NO. 1 TO PROMISSORY NOTE DATED JULY 28, 2025 (“Amendment No. 1”) is entered into by and between Subversive Bitcoin Acquisition Corp., a Cayman Islands exempted company and blank check company (the “Maker”) and Subversive Bitcoin Sponsor LLC (the “Payee”) as of February 3, 2026.

WHEREAS, on July 28, 2025, the Maker entered into a promissory note to pay to the order of the Payee or its registered assigns or successors in interest, or order, the principal sum of up to Two Hundred and Fifty Thousand Dollars ($250,000.00) in lawful money of the United States of America, on the terms and conditions described therein (the “Note”);

WHEREAS, pursuant to Section 1 of the Note, the outstanding principal balance was due on the earlier of (i) December 31, 2025 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”);

WHEREAS, the Maker and the Payee have agreed to amend the Note to extend the maturity date.

NOW, THEREFORE, THE MAKER AND THE PAYEE AGREE AS FOLLOWS:

1.	The first sentence of Section 1 of the Note is deleted and replaced with the following:

“1. Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) December 31, 2026 or (ii) the date on which Maker consummates an initial public offering of its securities (the “IPO”).”

2.	With the exception of the foregoing, all other provisions of the Note remain in full force and effect.

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, have caused this Amendment No. 1 to be duly executed by the undersigned as of the day and year first above written.

SUBVERSIVE BITCOIN ACQUISITION CORP.

By:	/s/ Michael Auerbach
Name:	Michael Auerbach
Title:	Chief Executive Officer and Chairman of the Board of Directors

SUBVERSIVE BITCOIN SPONSOR LLC

By:	/s/ Michael Auerbach
Name:	Michael Auerbach
Title:	Sole Member